UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – May 15, 2013

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices)(Zip code )

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 15, 2013, IEC Electronics Corp. (the “Company”) and Manufacturers and Traders Trust Company (“M&T”) entered into a First Amendment to Fourth Amended and Restated Credit Facility Agreement (the “Amendment”), which amended the Fourth Amended and Restated Credit Agreement between M&T and the Company (a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 25, 2013) ( the “2013 Credit Agreement”). Pursuant to the Amendment, M&T agreed to waive events of default arising from the Company’s non-compliance with covenants related to Debt to EBITDARS Ratio, Minimum Quarterly EBITDARS and Fixed Charge Coverage Ratio during the fiscal quarter ended March 29, 2013. In addition, the Amendment modified the covenants requiring the Company to maintain a specified Debt to EBITDARS Ratio and Fixed Charge Coverage Ratio for future fiscal quarters as follows:

•	Debt to EBITDARS:

2013 Credit Agreement, before amendment:

3/31/2013 through and including 9/29/2013	< 3.00 to 1.00
9/30/2013 and thereafter	<2.75 to 1.00

2013 Credit Agreement, as modified by the Amendment:

6/28/2013 through and including 12/27/2013	< 3.25 to 1.00
12/28/2013 through and including 3/28/2014	<3.00 to 1.00
3/29/2014 and thereafter	< 2.75 to 1.00

•	Fixed Charge Coverage Ratio:

2013 Credit Agreement, before amendment:

3/31/2013 and thereafter	< 1.25 to 1.00

2013 Credit Agreement, as modified by the Amendment:

6/28/2013	>0.95 to 1.00
9/30/2013	>1.00 to 1.00
12/27/2013	>1.15 to 1.00
3/28/2014 and thereafter	>1.25 to 1.00

M&T previously waived the default under the 2013 Credit Agreement caused by the failure to provide financial statements in accordance with generally accepted accounting principles for fiscal 2012, the quarterly periods during fiscal 2012, and the first fiscal quarter of 2013. In addition, M&T has waived the default under the 2013 Credit Agreement caused by failure to timely deliver the financial statements for the fiscal quarter ended March 29, 2013 provided that such financial statements are delivered on or before July 15, 2013. Except as so waived and as modified by the Amendment, the 2013 Credit Agreement remains unchanged. The foregoing description of the Amendment is a summary of the terms of the Amendment, and is qualified in its entirety by the text of the Amendment itself, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

Information included in Item 7.01, Item 8.01 under the heading “Preliminary Estimated Results of Quarter Ended March 29, 2013,” and Exhibit 99.1 is incorporated by reference herein.

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Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company notified NYSE MKT on May 17, 2013 that it would not timely file its Quarterly Report on Form 10-Q for the quarter ended March 29, 2013, and as a result would fail to satisfy the standards for continued listing contained in sections 134 and 1101. In response to such failure, the registrant is filing the Press Release described in Item 7.01, and is dedicating significant resources toward the process of completing as soon as possible both the restatement described in Item 8.01 below and its financial statements for the quarter ended March 29, 2013.

Item 7.01	Regulation FD Disclosure

Press Release

On May 20, 2013, the Company issued a press release announcing among others preliminary estimated financial results for the quarter ended March 29, 2013 and cancelling the investor call scheduled for May 21, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events

Restatement and Failure to Timely File Reports

As previously reported in the Current Report on Form 8-K filed on May 1, 2013 (“Restatement 8-K”), on April 25, 2013, the Audit Committee of the Board of Directors of the Company determined that the financial statements for the Company’s fiscal year ended September 30, 2012 (“FY 2012”), as included in the Company’s Annual Report on Form 10-K for FY 2012, as well as the unaudited interim consolidated financial statements for the fiscal quarter and year-to-date periods ended December 30, 2011, March 30, 2012, June 29, 2012 and December 28, 2012 (the “Restated Periods”), as included in the Company’s Quarterly Reports on Form 10-Q for those quarters, require restatement, because the Company was incorrectly accounting for work-in-process inventory at one of its subsidiaries, Southern California Braiding, Inc. The Company intends to include the immaterial impact of the same incorrect accounting during fiscal 2011 in its restated report for the first quarter of fiscal 2012.

Due to the continuing review of these matters, the Company has been unable to finalize its financial statements for the fiscal quarter ended March 29, 2013 (“Q2-2013”) or to file its Quarterly Report on Form 10-Q for Q2-2013 (“Q2-2013 10-Q”). On May 13, 2013, the Company filed a Notification of Late Filing on Form 12b-25 extending the filing deadline for the Q2-2013 10-Q from May 13, 2013 to May 20, 2013. At the time the Company filed the Form 12b-25, it anticipated meeting the extended filing deadline for the Q2-2013 10-Q. However, despite the significant work to date, the Audit Committee has determined further review of the facts and circumstances giving rise to the restatement is necessary before the Company’s financial statements are finalized and filed. Accordingly, the Company will not meet the extended filing deadline and the Company’s Q2-2013 10-Q will not be filed on a timely basis. The Company will continue to dedicate significant resources toward the process of completing the restatement and its financial statements as soon as possible, and currently anticipates within the next 45 days that its restatements and the Q2-2013 10-Q will be filed.

As previously reported in the Restatement 8-K, management has concluded that there was a material weakness in the Company’s internal control over financial reporting during the Restated Periods. Management has identified, and is in the process of implementing, steps to remediate the material weakness to the extent such weakness has been currently identified. Management is continuing to assess the effectiveness of the Company’s internal controls, and any steps necessary for further remediation.

The Company’s estimates for the restatement adjustment to the Company’s consolidated financial statements provided in the Restatement 8-K have not changed. However, the Company cautions that additional information could be discovered as a result of the preparation of the restated financial statements and the further review referred to above that could cause the Company to have to make additional adjustments, to its previously reported financial information or changes to the information contained in the Restatement 8-K or to the preliminary estimated results for Q2-2013 set forth and discussed herein.

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Preliminary Estimated Results of Quarter Ended March 29, 2013

As indicated above, the Company’s Q2-2013 10-Q will not be filed on a timely basis, and the Company has not finalized its financial statements for Q2-2013. However, the Company’s preliminary estimated financial results (unaudited in thousands) for Q2-2013 are as follows:

Net Sales	$33,681
Gross Profit	$2,899
Operating Loss	$(1,412)
Loss Before Benefit From Income Taxes	$(1,827)
Net Loss	$(1,144)

Total Current Assets	$42,982
Total Assets	$87,035
Total Current Liabilities	$19,071
Total Liabilities	$47,054

Borrowings under our credit facilities, less cash, decreased on March 29, 2013 compared to December 27, 2013 by approximately $1 million.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit 10.1	First Amendment to Fourth Amended and Restated Credit Facility Agreement
Exhibit 99.1	Press Release issued by IEC Electronics Corp. on May 20, 2013

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when we describe what we “expect,” “anticipate” or “estimate” will occur, and other similar statements) include, but are not limited to, all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Specific risks and uncertainties include, but are not limited to, those set forth in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional risks and uncertainties resulting from the existence, timing and outcome of the Company’s restatement (including further review of the facts and circumstances giving rise to it) could, among others, (i) result in additional changes to the financial information previously provided by the Company or included herein, (ii) result in delisting of the Company’s stock from NYSE MKT, (iii) cause the Company to incur substantial additional legal, accounting and other expenses, (iv) cause the Company’s independent registered public accounting firm to withdraw their opinion regarding the financial statements for the Restated Periods, (v) cause a default under the Company’s credit arrangements with M&T Bank with respect to which, if the bank chooses to exercise its remedies, the Company may not be able to obtain replacement financing or continue its operations, (vi) result in shareholder, governmental or other actions, (vii) cause the Company’s customers, including the government contractors with which it deals, to lose confidence in the Company or cause a default under the Company’s contractual arrangements or (viii) affect the ability of the Company to remediate the existing material weakness in the Company’s internal controls over financial reporting or lead to the identification of new or additional deficiencies or material weaknesses. Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock.

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We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing. Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibits of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: May 20, 2013	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chief Executive Officer

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